================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                January 28, 1999

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

         Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4 (Registration No. 333-12319). In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired
            See Pages F-2 through F-62.

        (b) Pro Forma Financial Information
            See Pages F-63 through F-70.

                         INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
GULF COAST COOLING, INC. -- FINANCIAL STATEMENTS FOR
  THE YEAR ENDED DECEMBER 31, 1997
Report of Independent Auditors......................................  F-2
Balance Sheet.......................................................  F-3
Statement of Income.................................................  F-4
Statement of Stockholders' Equity...................................  F-5
Statement of Cash Flows.............................................  F-6
Notes to Financial Statements.......................................  F-7

MATZ SHEET METAL WORKS, INC. AND RIGHT WAY HEATING AND AIR
  CONDITIONING SERVICE, INC. -- COMBINED FINANCIAL STATEMENTS FOR
  THE YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED
  JUNE 30, 1998 (UNAUDITED)
Report of Independent Auditors......................................  F-18
Combined Balance Sheets.............................................  F-19
Combined Statements of Income.......................................  F-20
Combined Statement of Stockholder's Equity..........................  F-21
Combined Statements of Cash Flows...................................  F-22
Notes to Combined Financial Statements..............................  F-23

CLIMATE CONTROL, INC. -- FINANCIAL STATEMENTS FOR THE
  YEAR ENDED DECEMBER 31, 1997
Report of Independent Auditors......................................  F-30
Balance Sheet.......................................................  F-31
Statement of Income.................................................  F-32
Statement of Stockholder's Equity...................................  F-33
Statement of Cash Flows.............................................  F-34
Notes to Financial Statements.......................................  F-35

EPPERSON, INC. -- FINANCIAL STATEMENTS FOR THE YEAR ENDED
  DECEMBER 31, 1997 AND THE SIX MONTHS ENDED JUNE 30, 1998
  (UNAUDITED)
Report of Independent Auditors......................................  F-47
Balance Sheets......................................................  F-48
Statements of Income................................................  F-49
Statements of Stockholder's Equity..................................  F-50
Statements of Cash Flows............................................  F-51
Notes to Financial Statements.......................................  F-52

SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation...............................................  F-63
Unaudited Pro Forma Combined Balance Sheet as of September 30,
  1998..............................................................  F-66
Unaudited Pro Forma Combined Statements of Income for the
  Nine Months ended September 30, 1998 and for the Year
  ended December 31, 1997...........................................  F-67
Notes to Unaudited Pro Forma Combined Financial
  Statements........................................................  F-69

                         Report of Independent Auditors

The Stockholders of
  Gulf Coast Cooling, Inc.

We have audited the accompanying balance sheet of Gulf Coast Cooling, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Coast Cooling, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP

Nashville, Tennessee
December 18, 1998

                            Gulf Coast Cooling, Inc.

                                 Balance Sheet

                                                            December 31, 1997
                                                            -----------------
ASSETS
Current assets:
   Cash                                                      $     135,824
   Accounts receivable:
     Trade, net of allowance for doubtful accounts
       of $26,332                                                  563,420
     Other                                                          25,521
                                                            -----------------
                                                                   588,941

Inventories                                                        184,751
Costs and estimated earnings in excess of billings                  32,361
Prepaid expenses and other current assets                           11,534
Deferred income taxes                                              194,112
                                                            -----------------
Total current assets                                             1,147,523

Property, buildings and equipment:
   Land                                                            119,636
   Buildings and improvements                                      403,363
   Furniture and fixtures                                           74,429
   Machinery and equipment                                          52,029
   Vehicles                                                        380,896
                                                            -----------------
                                                                 1,030,353
   Less accumulated depreciation and amortization                 (366,382)
                                                            -----------------
                                                                   663,971

Restricted cash                                                     35,418
Other assets                                                         7,569
                                                            -----------------
Total assets                                                 $   1,854,481
                                                            =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Advance from Service Experts, Inc.                          $   677,476
   Trade accounts payable and accrued liabilities                  143,738
   Accrued compensation                                             42,277
   Accrued warranties                                               74,000
   Income taxes payable                                            127,910
   Deferred revenue                                                113,846
   Billings in excess of costs and estimated earnings              314,396
                                                            -----------------
Total current liabilities                                        1,493,643

Deferred income taxes                                               24,735
Stockholders' equity:
   Common stock, $1 par value, 7,500 shares
     authorized, 250 shares issued and outstanding                     250
   Additional paid-in capital                                       67,750
   Retained earnings                                               268,103
                                                            -----------------
Total stockholders' equity                                         336,103

                                                            -----------------
Total liabilities and stockholders' equity                     $ 1,854,481
                                                            =================

                             See accompanying notes.

                            Gulf Coast Cooling, Inc.

                              Statement of Income


                                                                     Year Ended
                                                                  December 31, 1997
                                                                ---------------------

Net revenue                                                        $   6,176,613

Cost of goods sold                                                     4,509,844
                                                                ---------------------

Gross margin                                                           1,666,769
Selling, general and administrative expenses                           1,346,195
                                                                ---------------------
Income from operations                                                   320,574
   Other income (expense):
   Interest expense                                                      (62,035)
   Interest income                                                         1,260
   Other income                                                           44,793
                                                                ---------------------
                                                                         (15,982)
                                                                ---------------------
Income before taxes                                                      304,592

Provision (benefit) for income tax:
   Current                                                               127,910
   Deferred                                                              (15,003)
                                                                ---------------------
Total income taxes                                                       112,907
                                                                ---------------------
Net income                                                         $     191,685
                                                                =====================


                             See accompanying notes.

                            Gulf Coast Cooling, Inc.

                       Statement of Stockholders' Equity


                                               Common Stock         Additional
                                               $1 Par Value           Paid-In      Retained
                                          Shares        Amount        Capital      Earnings         Total
                                        ----------------------------------------------------------------------
Balance at January 1, 1997                 250         $  250         $67,750      $ 76,418        $144,418
   Net income                               --             --              --       191,685         191,685
                                        ----------------------------------------------------------------------
Balance at December 31, 1997               250         $  250         $67,750      $268,103        $336,103
                                        ======================================================================




                             See accompanying notes.

                            Gulf Coast Cooling, Inc.

                            Statement of Cash Flows


                                                                      Year Ended
                                                                  December 31, 1997
                                                                ---------------------
OPERATING ACTIVITIES
Net income                                                          $     191,685
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                         78,353
     Benefit for deferred income taxes                                    (15,003)
     Provision for loss on accounts receivable                             35,050
     Changes in assets and liabilities:
       Accounts and notes receivable                                        2,690
       Inventories                                                         10,051
       Prepaid expenses and other current assets                            7,453
       Other assets                                                        (3,942)
       Trade accounts payable and accrued liabilities                    (358,943)
       Accrued compensation                                                 9,956
       Accrued warranties                                                  17,647
       Deferred revenue                                                    26,583
       Income taxes payable                                                94,848
       Costs and estimated earnings in excess of billings and
         billings in excess of costs and estimated earnings               (78,009)
                                                                ---------------------
Net cash provided by operating activities                                  18,419

INVESTING ACTIVITIES
Purchase of property, buildings and equipment                             (83,561)
                                                                ---------------------
Net cash used in investing activities                                     (83,561)

FINANCING ACTIVITIES
Advance from Service Experts, Inc.                                        677,476
Payments on long-term debt and capital leases                            (605,864)
Proceeds from long-term debt                                               54,373
Restricted cash                                                           (14,275)
                                                                ---------------------
Net cash provided by financing activities                                 110,710

Increase in cash                                                           46,568
Cash at beginning of year                                                  89,256
                                                                =====================
Cash at end of year                                                $      135,824
                                                                =====================
Supplemental cash flow information
Interest paid                                                      $       63,557
                                                                =====================
Income taxes paid                                                  $           --
                                                                =====================



                             See accompanying notes.

                            Gulf Coast Cooling, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Gulf Coast Cooling, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Ft. Myers, Florida area.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                            Gulf Coast Cooling, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Commercial Contracts. Trade accounts receivable also includes unbilled retainage of approximately $121,000 at December 31,1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

Accounts Receivable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

                            Gulf Coast Cooling, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION AND CREDIT RISKS

At times, cash balances in the Company's accounts may exceed FDIC insurance limits.

At December 31, 1997, the Company had approximately $35,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases Trane and Bryant HVAC units. Total purchases of Trane and Bryant equipment during 1997 totaled approximately $800,000.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $35,050, and accounts written off totaled $20,250.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                            Gulf Coast Cooling, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                          YEARS
                                                     ---------------
          Buildings and improvements                     31.5-39
          Furniture and fixtures                           5-7
          Machinery and equipment                          5-7
          Vehicles                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

RESTRICTED CASH

Restricted cash is maintained at financial institutions in conjunction with the sales of extended warranties as required by the State of Florida.

                            Gulf Coast Cooling, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed. In addition, the Company provides the retail customer with the option to purchase a one to three year extended warranty on parts and labor. This agreement extends the period of coverage on the original warranty provided by the Company and the manufacturer. The revenue from the extended warranty contracts is deferred and recognized as income on a straight-line basis over the contract period. It is the Company's policy to classify the entire deferred revenue as a current liability.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent for the first year with the manufacturer's warranty on parts. The Company also provides the retail customer with the option to purchase an extended warranty contract. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                            Gulf Coast Cooling, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $99,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 did not have an effect on the Company's financial statements.

                            Gulf Coast Cooling, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                        December 31,
                                                                            1997
                                                                   ---------------------
    Contracts on the percentage-of-completion method:
       Expenditures on uncompleted contacts                             $   972,434
       Estimated earnings                                                   356,533
                                                                   ---------------------
                                                                          1,328,967
       Less applicable billings                                           1,611,002
                                                                   ---------------------
                                                                        $  (282,035)
                                                                   =====================


    Included in the accompanying balance sheet under
      the following captions:
        Costs and estimated earnings in excess of billings on
          uncompleted contracts                                         $    32,361
        Billings in excess of costs and estimated earnings on
          uncompleted contracts                                            (314,396)
                                                                   ---------------------
                                                                        $  (282,035)
                                                                   =====================

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                            Gulf Coast Cooling, Inc.

3. ADVANCE FROM SERVICE EXPERTS, INC.

In connection with the business combination of the Company with Service Experts, Inc. ("Service Experts"), Service Experts advanced $677,476 to the Company (see
Note 8). The Company used the advance to pay all notes payable outstanding during 1997.

4. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company may make matching contributions of 10% of total contributions by a plan member, to the maximum established by the Internal Revenue Service. The Company's matching contributions totaled approximately $13,000 for 1997.

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                            Gulf Coast Cooling, Inc.

6. INCOME TAXES

Income tax expense (benefit) consists of the following at December 31, 1997:

                                                        December 31,
                                                            1997
                                                      ----------------
        Current:
          Federal                                        $  109,125
          State                                              18,785
        Deferred                                            (15,003)
                                                      ----------------
                                                         $  112,907
                                                      ================

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

        Deferred tax liabilities:
          Depreciation and amortization                  $    24,735

        Deferred tax assets:
          Accounts receivable                                  6,585
          Compensation and warranty reserves                  27,847
          Contract revenue and other accrued expenses        159,680
                                                      ----------------
        Total gross deferred tax assets                      194,112
        Valuation allowance                                       --
                                                      ----------------
        Deferred tax assets                                  194,112
                                                      ----------------
        Net deferred tax assets                          $   169,377
                                                      ================

Management has evaluated the need for a valuation allowance against all or a portion of the gross deferred tax assets and determined that the gross deferred tax assets will be realized through reversing taxable temporary differences and future taxable income. Accordingly, no valuation allowance has been recorded at December 31, 1997.

                            Gulf Coast Cooling, Inc.

6. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                       December 31, 1997
                                                                      --------------------
      Tax provision at statutory rate                                    $   103,561
      State income tax less applicable federal tax benefit                    10,951
      Other, net                                                              (1,605)
                                                                      --------------------
                                                                         $   112,907
                                                                      ====================

7. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

                            Gulf Coast Cooling, Inc.

If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process, and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

8. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts. In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective January 1, 1998.

                         Report of Independent Auditors


The Stockholder of
Matz Sheet Metal Works, Inc. and Right Way Heating and
Air Conditioning Service, Inc.

We have audited the accompanying combined balance sheet of Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc. as of December 31, 1997, and the related combined statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP



Nashville, Tennessee
December 1, 1998

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

                            Combined Balance Sheets

                                                            December 31,      June 30,
                                                                1997            1998
                                                            ------------    ------------
                                                                             (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                  $  503,530      $  416,938
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
       $6,000 at December 31, 1997 and $15,000 at
       June 30, 1998 (unaudited)                                283,975         464,558
     Stockholder                                                     --         101,000
                                                             ----------      ----------
                                                                283,975         565,558

Inventories                                                     423,440         296,411
                                                             ----------      ----------
Total current assets                                          1,210,945       1,278,907

Property and equipment:
  Furniture and fixtures                                        113,456         113,548
  Machinery and equipment                                       299,916         308,916
  Vehicles                                                      432,269         525,199
  Leasehold improvements                                        175,331         175,331
                                                             ----------      ----------
                                                              1,020,972       1,122,994
  Less accumulated depreciation                                 754,103         803,828
                                                             ----------      ----------
                                                                266,869         319,166
Other assets                                                      3,036           3,036
                                                             ----------      ----------
Total assets                                                 $1,480,850      $1,601,109
                                                             ==========      ==========


LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities             $  512,808      $  268,611
  Accrued warranties                                             40,500          41,100
  Deferred revenue                                              191,265         210,392
  Demand note payable-stockholder                               150,000         150,000
  Current portion of long-term debt                              60,590          91,195
                                                             ----------      ----------
Total current liabilities                                       955,163         761,298

Long-term debt, net of current                                  112,194         146,265

Stockholder's equity:
  Common stock, no par value, 400 shares authorized,
         200 shares issued and outstanding                        8,881           8,881
  Treasury stock                                               (155,000)       (155,000)
  Retained earnings                                             559,612         839,665
                                                             ----------      ----------
Total stockholder's equity                                      413,493         693,546
                                                             ----------      ----------
Total liabilities and stockholder's equity                   $1,480,850      $1,601,109
                                                             ==========      ==========



                             See accompanying notes.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

                         Combined Statements of Income

                                                                            Six months
                                                        Year ended            ended
                                                       December 31,          June 30,
                                                           1997               1998
                                                     --------------      -------------
                                                                           (Unaudited)

Net revenue                                          $   5,221,920       $   2,649,910
Cost of goods sold                                       3,745,443           1,761,761
                                                     --------------      -------------
Gross margin                                             1,476,477             888,149

Selling, general and administrative expenses             1,436,049             555,286
                                                     --------------      -------------
Income from operations                                      40,428             332,863

Other income (expense):
    Interest expense                                       (28,040)            (15,074)
    Interest income                                          9,417               3,497
    Other expense                                           (9,972)               (984)
                                                     --------------      -------------
                                                           (28,595)            (12,561)
                                                     --------------      -------------
Net income                                           $      11,833       $     320,302
                                                     ==============      =============



                             See accompanying notes.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

                  Combined Statements of Stockholder's Equity

                                       Common Stock
                                       No Par Value
                                                        Treasury   Retained
                                      Shares  Amount     Stock     Earnings      Total
                                      --------------------------------------------------

Balance at January 1, 1997              100    $8,881  $(155,000)  $ 660,419   $ 514,300

Capital distributions                    --        --         --    (112,640)   (112,640)
Net income                               --        --         --      11,833      11,833
                                      --------------------------------------------------
Balance at December 31, 1997            100     8,881   (155,000)    559,612     413,493

Capital distributions (unaudited)        --        --         --     (40,249)    (40,249)
Net income (unaudited)                   --        --         --     320,302     320,302
                                      --------------------------------------------------
Balance at June 30, 1998 (unaudited)    100    $8,881  $(155,000)  $ 839,665   $ 693,546
                                      ==================================================



                             See accompanying notes.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

                       Combined Statements of Cash Flows

                                                                                Six months
                                                                 Year ended       ended
                                                                December 31,     June 30,
                                                                    1997           1998
                                                                ------------    -----------
                                                                                (Unaudited)

OPERATING ACTIVITIES
Net income                                                       $  11,833       $ 320,302
Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
       Depreciation                                                 78,941          49,725
       Provision for loss on accounts receivable                    26,413           9,000
       Changes in assets and liabilities:
          Accounts and notes receivable                            104,762        (189,583)
          Related party accounts receivable                             --        (101,000)
          Inventories                                              (27,007)        127,029
          Trade accounts payable and accrued liabilities            45,618        (225,070)
          Accrued warranties                                         5,300             600
                                                                 ---------       ---------
Net cash flow provided by (used in) operating activities           245,860          (8,997)

INVESTING ACTIVITIES
Purchase of fixed assets                                           (82,477)       (102,022)
                                                                 ---------       ---------
Net cash used in investing activities                              (82,477)       (102,022)

FINANCING ACTIVITIES
Distribution to stockholder                                       (112,640)        (40,249)
Payments on long-term debt and capital leases                      (47,148)        (30,295)
Proceeds from long-term debt                                       110,322          94,971
                                                                 ---------       ---------
Net cash (used in) provided by financing activities                (49,466)         24,427
                                                                 ---------       ---------
Increase (decrease) in cash and cash equivalents                   113,917         (86,592)

Cash and cash equivalents at beginning of period                   389,613         503,530
                                                                 ---------       ---------
Cash and cash equivalents at end of period                       $ 503,530       $ 416,938
                                                                 =========       =========

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                    $  15,405       $   8,830
                                                                 =========       =========



                             See accompanying notes.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1997


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc., (collectively, the "Company") are under common ownership. The Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Long Island, New York area.

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc. All intracompany transactions have been eliminated in the combination.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The combined balance sheet as of June 30, 1998 and the related combined statements of income, stockholder's equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the six months ended June 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's heating and air conditioning installation contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash and cash equivalents and certificates of deposit approximate fair value.

Accounts Receivable, Notes Payable, Accounts Payable and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At December 31, 1997, the Company had approximately $205,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases HVAC units and parts that are manufactured by Lennox Industries, Inc. Total purchases of equipment and parts from this manufacturer during 1997 totaled approximately $450,000.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $26,413, and accounts written off, net of recoveries, totaled $26,413.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                 Years
                                                                                 -----

                  Furniture and fixtures                                           7
                  Machinery and equipment                                          5
                  Vehicles                                                         5
                  Leasehold improvements                                          10

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholder of the Company has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his own income for federal income tax purposes. Accordingly, the Company is not subject to federal income tax.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $27,800.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 in 1998 did not have an effect on the Company's financial statements.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



2.  LONG-TERM DEBT

Debt consists of:

                                                                       December 31,
                                                                           1997
                                                                       ------------

    Installment and equipment notes                                      $172,784
    Less current portion                                                   60,590
                                                                         --------
                                                                         $112,194
                                                                         ========

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 8% to 10% per annum at December 31, 1997. These loans require monthly payments ranging from $332 to $1,035 and are due through 2002.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

    1998                                                                  $  60,590
    1999                                                                     54,700
    2000                                                                     31,372
    2001                                                                     19,085
    2002                                                                      7,037
                                                                          ---------
                                                                          $ 172,784
                                                                          =========

3.  LEASES

Total rental expense for all operating leases was $118,834 for 1997. The Company leases certain vehicles, equipment, and office and warehouse facility under terms of noncancelable operating lease agreements which expire at various dates through 2001. Minimum rental commitments at December 31, 1997 under operating leases having an initial noncancelable term of one year or more are as follows:

    1998                                                                  $  56,500
    1999                                                                     53,496
    2000                                                                     34,636
    2001                                                                      8,412
    Thereafter                                                                    -
                                                                          ---------
                                                                          $ 153,044
                                                                          =========

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



4.  COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to four legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5.  EMPLOYEE BENEFIT PLAN

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. No matching contributions are made by the Company. The Company made a discretionary contribution of $50,000 in 1997.

6.  PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed combination (See Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had taxable income of approximately $98,000 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax benefit under the provisions of SFAS No. 109 would have been approximately $12,000.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at June 30, 1998, the deferred tax asset would have been approximately $8,000.

7.  RELATED PARTY TRANSACTION

The Company leases its office facility from the stockholder on a month to month basis. Rental payments of $43,200 related to this lease were made during the year ended December 31, 1997.

                          Matz Sheet Metal Works, Inc.
            and Right Way Heating and Air Conditioning Service, Inc.

               Notes to Combined Financial Statements (continued)



8.  IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed a plan which included testing, modifying and replacing portions of its software so that its computer systems function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, any further Year 2000 project costs, if any, will not materially affect the operating results or the financial position of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, lapses of service by vendors. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9.  SUBSEQUENT EVENT

On July 23, 1998, the Company repaid the $150,000 demand note payable to the stockholder.

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective August 1, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                         Report of Independent Auditors

The Stockholder of
Climate Control, Inc.

We have audited the accompanying balance sheet of Climate Control, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Climate Control, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                               /s/ Ernst & Young LLP


Nashville, Tennessee
December 11, 1998

                             Climate Control, Inc.

                                 Balance Sheet

                                                           December 31, 1997
                                                         ---------------------
ASSETS
Current assets:
   Cash                                                       $  264,664
   Accounts receivable:
     Trade, net of allowance for doubtful accounts
       of $8,328                                                 166,356
     Employee                                                        305
                                                         ---------------------
                                                                 166,661

Notes receivable -- stockholder                                   31,465
Inventories                                                       56,425
Costs and estimated earnings in excess of billings                 6,969
Prepaid expenses and other current assets                          5,808
Deferred income taxes                                             25,481
                                                         ---------------------
Total current assets                                             557,473

Property and equipment:
   Furniture and fixtures                                         75,618
   Machinery and equipment                                        63,115
   Vehicles                                                      218,764
   Leasehold improvements                                          7,504
                                                         ---------------------
                                                                 365,001
   Less accumulated depreciation and amortization               (264,832)
                                                         ---------------------
                                                                 100,169

Other assets                                                      10,415
                                                         ---------------------
Total assets                                                  $  668,057
                                                         =====================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities             $  100,254
   Accrued compensation                                           27,844
   Accrued warranties                                             19,305
   Income taxes payable                                           70,297
   Deferred revenue                                               16,299
   Current portion of long-term debt                              15,002
                                                         ------------------
Total current liabilities                                        249,001

Long-term debt, net of current                                     9,574
Deferred income taxes                                                440

Stockholder's equity:
   Common stock, $100 par value, 250 shares
     authorized, 39 shares issued and outstanding                  3,900
   Retained earnings                                             405,142
                                                         ------------------
Total stockholder's equity                                       409,042
                                                         ------------------
Total liabilities and stockholder's equity                    $  668,057
                                                         ==================


                             See accompanying notes.

                              Climate Control, Inc.

                               Statement of Income


                                                               Year Ended
                                                           December 31, 1997
                                                         ---------------------

Net revenue                                                  $  2,348,234

Cost of goods sold                                              1,604,828
                                                         ---------------------

Gross margin                                                      743,406
Selling, general and administrative expenses                      585,934
                                                         ---------------------
Income from operations                                            157,472
Other income (expense):
   Interest expense                                                (5,481)
   Interest income                                                  9,905
   Other income                                                    11,422
                                                         ---------------------
                                                                   15,846
                                                         ---------------------

Income before taxes                                               173,318

Provision (benefit) for income tax:
   Current                                                         76,997
   Deferred                                                       (14,227)
                                                         ---------------------
Total income taxes                                                 62,770
                                                         ---------------------
Net income                                                   $    110,548
                                                         =====================



                             See accompanying notes.

                             Climate Control, Inc.

                       Statement of Stockholder's Equity


                                        Common Stock
                                       $100 Par Value           Retained
                                    Shares        Amount        Earnings         Total
                                  -------------------------------------------------------
Balance at January 1, 1997              39       $3,900         $297,594       $301,494
   Capital distributions                             --           (3,000)        (3,000)
   Net income                           --           --         $110,548       $110,548
                                  -------------------------------------------------------
Balance at December 31, 1997            39       $3,900         $405,142       $409,042
                                  =======================================================




                             See accompanying notes.

                             Climate Control, Inc.

                            Statement of Cash Flows


                                                                     Year Ended
                                                                 December 31, 1997
                                                                -------------------
OPERATING ACTIVITIES
Net income                                                          $  110,548
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                      43,328
     Benefit for deferred income taxes                                 (14,227)
     Provision for loss on accounts receivable                           9,137
     Changes in assets and liabilities:
       Accounts receivable                                             (35,749)
       Inventories                                                      (1,874)
       Prepaid expenses and other current assets                        (6,856)
       Trade accounts payable and accrued liabilities                   32,341
       Accrued compensation                                              2,950
       Accrued warranties                                                5,507
       Deferred revenue                                                  7,688
       Income taxes payable                                             61,373
       Costs and estimated earnings in excess of billings and
         billings in excess of costs and estimated earnings             (2,558)
                                                                -------------------
Net cash provided by operating activities                              211,608

INVESTING ACTIVITIES
Purchase of property and equipment                                     (38,433)
Collections on notes receivable -- stockholder                           9,321
                                                                -------------------
Net cash used in investing activities                                  (29,112)

FINANCING ACTIVITIES
Distribution to stockholder                                             (3,000)
Payments on long-term debt                                             (39,788)
Proceeds from long-term debt                                            10,050
                                                                -------------------
Net cash used in financing activities                                  (32,738)

Increase in cash                                                       149,758
Cash at beginning of year                                              114,906
                                                                -------------------
Cash at end of year                                                $   264,664
                                                                ===================

Supplemental cash flow information
Interest paid                                                      $     5,481
                                                                ===================
Income taxes paid                                                  $     9,450
                                                                ===================



                             See accompanying notes.

                             Climate Control, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Climate Control, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Mobile, Alabama area.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") is recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                             Climate Control, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Commercial Contracts. Trade accounts receivable also includes unbilled retainage of approximately $3,600 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

Accounts Receivable, Notes Receivable, Notes Payable, and Accounts Payable and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes receivable, notes payable, and accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

                             Climate Control, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS AND CREDIT RISKS

At times, cash balances in the Company's accounts may exceed FDIC insurance limits.

At December 31, 1997, the Company had approximately $165,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases HVAC units and parts from Air Engineers LLC, Mobile Supply Company, and RESCO, Inc. Total purchases of equipment and parts from these suppliers during 1997 totaled approximately $800,000.


ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled approximately $9,100, and accounts written off, net of recoveries totaled approximately $6,500.


INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                             Climate Control, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                            YEARS
                                                       ----------------
       Furniture and fixtures                                5-7
       Machinery and equipment                                7
       Vehicles                                               5
       Leasehold Improvements                                10


LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                             Climate Control, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                             Climate Control, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $12,900.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 is not expected to have an effect on the Company's financial statements.

                             Climate Control, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                         December 31,
                                                                            1997
                                                                    ---------------------
      Contracts on the percentage-of-completion method:
        Expenditures on uncompleted contacts                           $    42,911
        Estimated earnings                                                  25,551
                                                                    ---------------------
                                                                            68,462
        Less applicable billings                                            61,493
                                                                    ---------------------
                                                                       $     6,969
                                                                    =====================

      Included in the accompanying balance sheet under
        the following captions:
          Costs and estimated earnings in excess of billings
            on uncompleted contracts                                   $     6,969
          Billings in excess of costs and estimated earnings
            on uncompleted contracts                                            --
                                                                    ---------------------
                                                                       $     6,969
                                                                    =====================

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                             Climate Control, Inc.

3. DEBT

Debt consists of:

                                                             December 31,
                                                                1997
                                                        ---------------------
        Installment and equipment notes                    $    24,576

        Less current portion                                    15,002
                                                        ---------------------
                                                           $     9,574
                                                        =====================

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 7.5% to 9.2% per annum. These loans require monthly payments ranging from $312 to $501 and are due through March 2000.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1998                                          $   15,002
            1999                                               8,702
            2000                                                 872
            Thereafter                                            --
                                                        --------------
                                                          $   24,576
                                                        ==============

                             Climate Control, Inc.

4. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides no matching contributions but may make discretionary contributions. The Company made discretionary contributions from profits of $30,000 in 1997.

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                             Climate Control, Inc.

6. INCOME TAXES

Income tax expense (benefit) consists of the following at December 31, 1997:

                                                        December 31,
                                                            1997
                                                      ----------------
       Current:
         Federal                                         $  65,850
         State                                              11,147
       Deferred                                            (14,227)
                                                      ----------------
                                                         $  62,770
                                                      ================

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

       Deferred tax liabilities:
         Deferred revenue                                $  1,208
         Depreciation and amortization                        440
                                                      ----------------
       Total deferred tax liabilities                       1,648
       Deferred tax assets:
         Accounts receivable                                3,106
         Compensation and warranty reserves                 7,201
         Accrued expense                                   16,382
                                                      ----------------
       Total gross deferred tax assets                     26,689
       Valuation allowance                                     --
                                                      ----------------
       Deferred tax assets                                 26,689
                                                      ----------------
       Net deferred tax assets                           $ 25,041
                                                      ================

Management has evaluated the need for a valuation allowance against all or a portion of the deferred tax assets and determined that the deferred tax assets will likely be realized through future pretax book income. Accordingly, no valuation allowance has been recorded at December 31, 1997.

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  December 31,
                                                                     1997
                                                             --------------------
       Tax provision at statutory rate                          $  58,928
       State income tax less applicable federal tax benefit         6,098
       Nondeductible expenses                                       3,904
       Effect of graduated tax rates                               (6,160)
                                                             --------------------
                                                                $  62,770
                                                             ====================

                             Climate Control, Inc.

7. RELATED PARTY TRANSACTIONS

The Company leases its office facility on a month to month basis from a partnership of which the stockholder is a 50% owner. Rental payments of $24,864 related to this lease were made in the year ended December 31, 1997.

8. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

                             Climate Control, Inc.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective February 1, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all debt outstanding.

                         Report of Independent Auditors

The Stockholder of
Epperson, Inc.

We have audited the accompanying balance sheet of Epperson, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epperson, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP
Nashville, Tennessee
December 7, 1998

                                 Epperson, Inc.

                                 Balance Sheets


                                                                December 31,   June 30,
                                                                    1997         1998
                                                                  --------     --------
                                                                             (Unaudited)
ASSETS
Current assets:
   Cash                                                           $ 23,455     $257,829
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $9,364
       and $9,736 at December 31, 1997 and June 30, 1998,
       respectively                                                198,745      254,859
     Stockholder                                                   121,252      135,115
     Employee                                                        2,315        1,441
     Other                                                           8,477          -0-
                                                                  --------     --------
                                                                   330,789      391,415

Inventories                                                         87,726       84,023
Costs and estimated earnings in excess of billings                  10,114       24,751
Deferred income taxes                                               38,108       47,843
                                                                  --------     --------
Total current assets                                               490,192      805,861

Property and equipment:
   Furniture and fixtures                                           54,833       54,833
   Machinery and equipment                                          32,270       32,270
   Vehicles                                                         98,380       98,380
   Leasehold improvements                                            1,535        5,428
                                                                  --------     --------
                                                                   187,018      190,911
   Less accumulated depreciation and amortization                  155,297      160,349
                                                                  --------     --------
                                                                    31,721       30,562

Deposits                                                               225          225
                                                                  --------     --------
Total assets                                                      $522,138     $836,648
                                                                  ========     ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Line of credit                                                 $ 12,000     $     --
   Trade accounts payable and accrued liabilities                  101,922      210,271
   Accrued taxes other than income                                   4,887        8,681
   Accrued compensation                                             10,047       33,353
   Accrued warranties                                               32,757       36,222
   Income taxes payable                                                -0-       74,026
   Deferred revenue                                                 95,036      106,415
   Current portion of long-term debt                                 9,685        6,938
                                                                  --------     --------
Total current liabilities                                          266,334      475,906

Deferred income taxes                                                4,531        4,985
Long-term debt, net of current                                       3,514          567
                                                                  --------     --------
Total liabilities                                                  274,379      481,458

Stockholder's equity:
   Common stock, no par value, 100,000 shares authorized, 15,475
     shares issued and outstanding                                  15,475       15,475
   Retained earnings                                               232,284      339,715
                                                                  --------     --------
Total stockholder's equity                                         247,759      355,190
                                                                  --------     --------
Total liabilities and stockholder's equity                        $522,138     $836,648
                                                                  ========     ========


                            See accompanying notes.

                                 Epperson, Inc.

                              Statements of Income


                                                   Year Ended             Six Months
                                                  December 31,           Ended June 30,
                                                      1997                    1998
                                                  -----------             -----------
                                                                          (Unaudited)

Net revenue                                       $ 2,294,764             $ 1,440,256

Cost of goods sold                                  1,647,906                 921,756
                                                  -----------             -----------
Gross margin                                          646,858                 518,500
Selling, general and administrative expenses          629,061                 336,357
                                                  -----------             -----------
Income from operations                                 17,797                 182,143
Other income (expense):
   Interest expense                                    (7,757)                 (5,486)
   Interest income                                        214                     503
   Other income                                        16,006                     422
                                                  -----------             -----------
                                                       (8,463)                 (4,561)
                                                  -----------             -----------
Income before taxes                                    26,260                 177,582

Provision (benefit) for income tax:
   Current                                                 --                  79,432
   Deferred                                            17,923                  (9,281)
                                                  -----------             -----------
Total income taxes                                     17,923                  70,151
                                                  -----------             -----------
Net income                                        $     8,337             $   107,431
                                                  ===========             ===========



                             See accompanying notes.

                                 Epperson, Inc.

                        Statement of Stockholder's Equity




                                           Common Stock
                                           No Par Value          Retained
                                         Shares     Amount       Earnings      Total
                                       --------------------------------------------------

Balance at January 1, 1997                15,475     $15,475      $223,947     $239,422
   Net income                                 --          --         8,337        8,337
                                       --------------------------------------------------
Balance at December 31, 1997              15,475      15,475       232,284      247,759
   Net income (unaudited)                     --          --       107,431      107,431
                                       --------------------------------------------------
Balance at June 30, 1998 (unaudited)      15,475     $15,475      $339,715     $355,190
                                       ==================================================



                             See accompanying notes.

                                 Epperson, Inc.

                            Statements of Cash Flows


                                                                   Year Ended        Six Months Ended
                                                                   December 31,            June 30,
                                                                       1997                  1998
                                                         --------------------------------------------
                                                                                           (Unaudited)
OPERATING ACTIVITIES
Net income                                                             $  8,337             $ 107,431
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                       20,669                 5,052
     (Benefit) provision for deferred income taxes                       17,923                (9,281)
     Provision for loss on accounts receivable                            7,062                  (697)
     Gain on asset disposals                                            (14,789)                   --
     Changes in assets and liabilities:
       Accounts receivable                                              (29,236)              (59,929)
       Inventories                                                       66,281                 3,703
       Prepaid expenses and other current assets                          4,000                    --
       Trade accounts payable and accrued liabilities                   (67,988)               83,598
       Accrued compensation                                              (3,501)               23,306
       Accrued taxes, other than income                                   2,984                 3,794
       Accrued warranties                                                (3,212)                3,465
       Deferred revenue                                                  39,414                11,379
       Income taxes payable                                                  --                74,026
       Costs and estimated earnings in excess of billings               (21,665)               10,114
                                                         --------------------------------------------
Net cash provided by operating activities                                26,279               255,961

INVESTING ACTIVITIES
Purchases of property and equipment                                      (7,875)               (3,893)
Proceeds from sale of property and equipment                             67,060                    --
                                                         --------------------------------------------
Net cash (used in) provided by investing activities                      59,185                (3,893)

FINANCING ACTIVITIES
Payments on long-term debt                                              (69,182)               (5,694)
Borrowings under line of credit                                          30,000                    --
Repayments on line of credit                                            (45,241)              (12,000)
                                                         --------------------------------------------
Net cash used in financing activities                                   (84,423)              (17,694)

Increase in cash and cash equivalents                                     1,041               234,374
Cash and cash equivalents at beginning of period                         22,414                23,455
                                                         --------------------------------------------
Cash and cash equivalents at end of period                             $ 23,455             $ 257,829
                                                         ============================================

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                          $  1,636             $   5,062
                                                         ============================================
Income taxes paid                                                      $  4,820             $      --
                                                         ============================================


                             See accompanying notes.

                                 Epperson, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY


Epperson, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Hilton Head Island, South Carolina, area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1998 and the related statements of income, stockholder's equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the six months ended June 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on the Company's heating and air conditioning installation contracts for commercial buildings ("Commercial Contracts") is recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue from residential installations and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Commercial Contracts are reviewed throughout the terms of the Commercial Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Commercial Contract, the full amount thereof is accrued in the period in which it is first determined. Most Commercial Contracts are completed within six to 12 months.

                                 Epperson, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Trade accounts receivable do not include billed retainage on Commercial
Contracts.

The asset, "cost and estimated earnings in excess of billings", represents revenue recognized in excess of amounts billed on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

Accounts Receivable, Notes Payable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At December 31, 1997, the Company had no deposit in excess of FDIC insurance limits.

The Company primarily purchases HVAC units and parts from Apex and Baker Bros. Total purchases of equipment and parts from these suppliers during 1997 totaled approximately $680,000.

                                 Epperson, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $7,062, and accounts written off, net of recoveries, totaled $9,111.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                                  YEARS
                                                           --------------------

Furniture and fixtures                                               7
Machinery and equipment                                              5
Vehicles                                                             5
Leasehold improvements                                               5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                                 Epperson, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax basis of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                                 Epperson, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company incurred approximately $52,000 of advertising expense.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 did not have an effect on the Company's financial statements.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                                                            DECEMBER 31,
                                                                                                               1997
                                                                                                      ---------------------
Contracts on the percentage-of-completion method:
   Expenditures on uncompleted contracts                                                                     $ 92,179
   Estimated earnings                                                                                          47,184
                                                                                                      ---------------------
                                                                                                              139,363
   Less applicable billings                                                                                   129,249
                                                                                                      ---------------------
                                                                                                             $ 10,114
                                                                                                      =====================
Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of billings on uncompleted contracts                             $ 10,114
                                                                                                      =====================

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                                 Epperson, Inc.

3. DEBT

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at variable rates ranging from 9.73% to 10.75% at December 31, 1997. These loans require monthly payments ranging from $340 to $567 and are due through August 1999.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1998                                                          $ 9,685
1999                                                            3,514
Thereafter                                                         --
                                                        ---------------------
                                                              $13,199
                                                        =====================

The Company has a line of credit with a financial institution with a total borrowing limit of $50,000, of which $12,000 was outstanding at December 31, 1997 at a fixed interest rate of 9.5%. The line of credit is secured by all of the Company's assets. The line of credit was repaid and not renewed upon the acquisition of the Company by Service Experts, Inc. ("Service Experts")
(see note 10).

                                 Epperson, Inc.

4. LEASES

The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through July 2002. Minimum rental commitments at December 31, 1997 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                            Operating
                                                              Leases
                                                       --------------------

1998                                                          $ 29,713
1999                                                            22,378
2000                                                            21,247
2001                                                            13,688
2002                                                             6,805
Thereafter                                                          --
                                                       --------------------
                                                              $ 93,831
                                                       ====================

Total rental expense for all operating leases was $30,470 for 1997.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 50% of total contributions by a plan member, to a maximum of the lesser of 6% of the employee's total calendar year compensation or $500 per employee. The Company's matching contributions totaled $5,243 for 1997.


6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                                 Epperson, Inc.

7. INCOME TAXES

Income tax expense consists of the following at December 31, 1997:

                                                                       December 31,
                                                                           1997
                                                                   ------------------
Current:
   Federal                                                            $        --
   State                                                                       --
Deferred                                                                   17,923
                                                                   ------------------
                                                                      $    17,923
                                                                   ==================

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

Deferred tax liabilities:
   Depreciation and amortization                                     $     4,531

Deferred tax assets:
   Accounts receivable                                                     3,493
   Compensation and warranty reserves                                     14,902
   Deferred revenue & accrued expenses                                    19,713
                                                                  -------------------
Total gross deferred tax assets                                           38,108
Valuation allowance                                                           --
                                                                  -------------------
Deferred tax assets                                                       38,108
                                                                  -------------------
Net deferred tax assets                                              $    33,577
                                                                  ===================

Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will likely be realized from taxable income resulting from reversing temporary differences and future pretax book income. Accordingly, no valuation allowance has been recognized for the year ended December 31, 1997.

                                 Epperson, Inc.

7. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                       December 31,
                                                                           1997
                                                                   -------------------
Tax provision at statutory rate                                          $   8,928
State income tax less applicable federal tax benefit                         1,565
Nondeductible expenses                                                       7,430
                                                                   -------------------
                                                                         $  17,923
                                                                   ===================

                                 Epperson, Inc.

8. RELATED PARTY TRANSACTIONS

The Company leases its office facility from its stockholder. Rental payments of $20,100 related to this lease were made in the year ended December 31, 1997.

9. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors.

                                 Epperson, Inc.

9. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

10. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts. In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective July 1, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                              SERVICE EXPERTS, INC.

     Service Experts, Inc. (the "Company") was incorporated on March 27, 1996. The Company operates in one industry segment and is primarily engaged in the replacement and servicing of HVAC units for residential and commercial customers. The Company has Service Centers located in cities across the United States. The operations of the Company's subsidiaries other than Pooled Companies (as defined below) have been included in the Company's financial statements from their respective effective dates of acquisition. The Company's historical financial statements have been restated for all periods presented by including the historical results of the 1997 Pooled Companies and the 1998 Pooled Company (see Table I).

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 43 Acquired Companies (as defined below) in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock, convertible subordinated notes and the assumption of certain debt.

     The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of 17 Acquired Companies closed effective after September 30, 1998 (see Table I). The unaudited pro forma combined statement of income for the nine months ended September 30, 1998 gives effect to the acquisition of 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 (see Table I), and the 17 Acquired Companies which were closed effective after September 30, 1998 as if such transactions had occurred as of January 1, 1998. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1997 gives effect to the acquisition of the 1997 and 1998 Pooled Companies as described below, 32 Acquired Companies closed during 1997 (see Table I), the 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 and the 17 Acquired Companies closed effective after September 30, 1998 as if such transactions had occurred on January 1, 1997.

TABLE I

The 1997 Pooled Companies

*1.   C. Iapaluccio Company, Inc.
 2.   Hawk Heating & Air Conditioning, Inc.
*3.   TML, Inc.
*4.   Parrott Mechanical, Inc.
 5.   McAlister Heat & Air, Inc.

The 1998 Pooled Company

*1.   Dodge Heating and Air Conditioning, Inc., et al. and
      DH&A, Inc.

17 Acquired Companies closed subsequent to September 30, 1998

*1.   Climate Design Systems, Inc.
 2.   Eveready Corporation
 3.   Austin Brothers, Inc.
 4.   Womack - O'Bannon, Inc.
*5.   Womack - O'Bannon & Choco, Inc.
*6.   Ben Peer Heating, Inc.
*7.   PTM Enterprises, Inc.
 8.   Jansen's Heating & Air Conditioning, Inc.
 9.   Local Furnance Co., Inc.
10.   R&M Climate Control, Incorporated
11.   Climate Masters Service Company, Inc.
12.   McPhee, Inc.
13.   Shelburne Refrigeration, Inc.
14.   1st Call Heating & Cooling, Inc.
15.   Bill's Commerical Air Conditioning, Inc.
16.   FRAS Air Conditioning, Inc.
17.   Gregory's Plumbing Co., Inc.

26 Acquired Companies closed during the nine month period ended
   September 30, 1998

 *1.  Gulf Coast Cooling, Inc.
  2.  Jack Nelson Co., Inc.
  3.  Dan Jacobs Heating & Cooling, Inc.
  4.  Becht Heating & Cooling, Inc.
 *5.  Davis the Plumber, Inc.
  6.  Lee Voisard Plumbing & Heating, Inc.
 *7.  Climate Control, Inc.
  8.  Triton Mechanical, Inc.
 *9.  Strand Brothers, Inc.
 10.  Astron Residential, Inc.
 11.  Doler Plumbing & Heating, Inc.
 12.  Atlantic Air Conditioning and Heating, Inc.
*13.  Steel City Heating & Air, Inc.
 14.  Deland Heating & Air Conditioning Company
 15.  Kozon, Inc.
 16.  Royden Commercial Services, Inc.
 17.  Albritten Plumbing Heating and Air Conditioning, Inc.
 18.  Alert Heating Service, Inc.
 19.  Russell Mechanical, Inc.
 20.  Andros Refrigeration, Inc.
*21.  Epperson, Inc.
*22.  Midland Heating & Air Conditioning, Inc.
 23.  Economy Heating and Air Conditioning, Inc.
 24.  Mathews Air Conditioning and Heating, Inc.
*25.  Matz Sheet Metal Works, Inc. and Right Way Heating
        and Air Conditioning Service, Inc.
 26.  Warshaw's Energy Savings Design, Inc.

32 Acquired Companies closed during 1997

*1.   B.W. Heating & Cooling, Inc.
*2.   Chief/Bauer Heating & Air Conditioning, Inc.
*3.   Gaddis Co.
*4.   Dial One Raymond Plumbing, Heating & Cooling, Inc.
*5.   Parker Heating & Air Conditioning Incorporated
*6.   Sylvester Corp.
*7.   Roland J. Down, Inc.
*8.   Stark Services Company, Inc.
*9.   Claire's Air Conditioning and Refrigeration, Inc.
*10.  Claire & Sanders, Inc.
*11.  Piedmont Air Conditioning Company
 12.  Royden, Inc.
 13.  Superior Air Conditioning, Inc.
*14.  ProAir Services, Inc.
*15.  Artic Aire of Chico, Inc.
 16.  A-1 Air Conditioning, Inc.
*17.  Mid Fla Heating & Air, Inc.
 18.  All American Air Conditioning & Heating, Inc.
 19.  The McElroy Service Company
 20.  Bill Ingraham Service Company, Inc.
*21.  S & W Conditioning, Inc.
*22.  Berkshire Air Conditioning Company
*23.  J.M. Jenks Incorporated
*24.  Teays Valley Heating and Cooling, Inc.
 25.  Ainsley & Son Heating, Inc.
 26.  Knochelmann, Inc.
 27.  Stanley Heating and Air Conditioning, Inc.
 28.  George B. Givens Company, Inc.
*29.  Holmes Sales & Service, Inc.
*30.  Getzschman Heating & Sheet Metal Contractors
 31.  Thompson and Sons Heating and Air Conditioning Company
 32.  Air Experts, Inc.

* Indicates that audited financial statements for the Acquired Companies previously have been filed in a Form 8-K or Form S-4.

     The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and of the companies referred to in Table I and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include certain pro forma adjustments. The Company has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired businesses; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future.

     The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                           Acquired            Pro Forma       Pro Forma
                                           Company        Companies          Adjustments     As Adjusted
                                           -------------------------------------------------------------
                                                               (in thousands)
Assets
Current assets:
    Cash and cash equivalents............  $   6,024     $    2,136        $ (16,368) (a)    $       82
                                                                              (1,710) (b)
                                                                              10,000  (c)
Receivables:
      Trade Receivables, net.............     46,454          4,470               --             50,924
      Related Party......................        340             29               --                369
      Employee...........................        533            114               --                647
      Other..............................      4,999            375               --              5,374
                                           ------------   -------------   --------------   -------------
                                              52,326          4,988               --             57,314

Inventories                                   25,594          2,244               --             27,838
Cost and estimated earnings in excess of
   billings..............................      4,885            118               --              5,003
Prepaid expenses and other current assets      5,675            278               --              5,953
Current portion of notes receivable              191             --               --                191
Deferred income taxes                          3,972             32               --              4,004
                                           ------------   -------------   --------------   ------------
              Total current assets.......     98,667          9,796           (8,078)           100,385

Property, buildings and equipment, net        34,940          3,409              --              38,349
Notes receivable--related parties........        334              2              --                 336
Notes receivable--other..................        567             --              --                 567
Goodwill.................................    169,766          1,242           22,919  (a)       193,927
Unallocated purchase price...............                        --              --                  --
Other assets.............................      6,889            578              --               7,467
                                           ------------  --------------   --------------   ------------
              Total assets                 $ 311,163     $   15,027        $  14,841         $  341,031
                                           ============  ==============   ==============   ============

Liabilities and Stockholders Equity
Current liabilities:
    Short-term debt......................  $      --     $      104        $   (104)  (b)    $       --
    Trade accounts payable & accrued
        liabilities......................     16,292          4,672              --              20,964
    Accrued compensation.................      8,287            207              --               8,494
    Accrued warranties...................      3,260            278              --               3,538
    Income taxes payable.................      1,118            121              --               1,239
    Deferred revenue.....................     10,295            648              --              10,943
    Deferred income taxes................         80             --              --                  80
    Billings in excess of costs and
        estimated earnings...............      1,663            338                               2,001
    Current portion of long-term debt....        274            470             (347) (b)        10,397
                                                                              10,000  (c)
                                           ------------   -------------   ---------------   -----------
              Total current liabilities:      41,269          6,838            9,549             57,656

Long-term debt, and capital lease
    obligations, net of current..........     73,302          1,258            6,164  (a)        79,466
                                                                              (1,258) (b)
Deferred income taxes....................      1,875             19                               1,894

    Common stock.........................        171            655             (652) (a)           174
    Additional paid-in-capital...........    155,424            282            7,013  (a)       162,719
    Treasury stock.......................                      (146)             146  (a)            --
    Retained earnings....................     39,122          6,121           (6,121) (a)        39,122
                                           -----------   --------------   ---------------   -----------
              Total stockholders'
                  equity.................    194,717          6,912              386            202,015
                                           -----------   --------------   ---------------   -----------
              Total liabilities and
                  stockholders' equity...  $ 311,163     $   15,027        $  14,841         $  341,031
                                           ===========   ==============   ===============   ===========


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                                     Acquired       Pro Forma       Pro Forma
                                                       Company       Companies     Adjustments      Adjusted
                                             -----------------------------------------------------------------
                                                                 (in thousands, except per share data)
Net Revenue....................................      $  293,604      $  63,795        $    --         $  357,399
Cost of goods sold ............................         188,083         36,353             --            224,436
                                                     ----------      ---------        -------         ----------
Gross margin ..................................         105,521         27,442             --            132,963
Selling, general and administrative ...........          73,660         22,794         (1,980) (d)        94,474
                                                     ----------      ---------        -------         ----------
Income from operations ........................          31,861          4,648          1,980             38,489
Other income (expense):
  Interest expense ............................          (2,395)          (243)          (438) (e)        (3,076)
  Interest income .............................             355             69             --                424
  Other income ................................             483            427             --                910
                                                     ----------      ---------        -------         ----------
                                                         (1,557)           253           (438)            (1,742)
                                                     ----------      ---------        -------         ----------
Income before taxes ...........................          30,304          4,901          1,542             36,747
Provision for income taxes ....................          12,141          1,456          1,804 (f)         15,401
                                                     ----------      ---------        -------         ----------
Net income ....................................      $   18,163      $   3,445        $  (262)        $   21,346
                                                     ==========      =========        =======         ==========


Pro forma net income per share:
  Basic .......................................      $     1.09                                       $     1.23
  Diluted .....................................      $     1.07                                       $     1.21
Pro forma weighted average shares outstanding:
  Basic .......................................          16,684                           695  (g)        17,379
  Diluted .....................................          16,922                           697  (h)        17,619



  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                   Acquired      Pro Forma      Pro Forma
                                       Company     Companies     Adjustments    Adjusted
                                       --------    ---------     -----------    ---------
                                             (in thousands, except per share data)
Net Revenue.........................   $248,110     $177,807     $     --      $425,917
Cost of goods sold..................    161,281      110,208           --       271,489
                                       --------     --------     --------      --------
Gross margin........................     86,829       67,599           --       154,428
Selling, general and administrative.     62,103       57,032       (2,674)(d)   116,461
                                       --------     --------     --------      --------
Income from operations..............     24,726       10,567        2,674        37,967
Other income (expense):
  Interest expense..................       (772)        (946)          38 (e)    (1,680)
  Interest income...................        793          161           --           954
  Other income......................        578          507           --         1,085
                                       --------     --------     --------      --------
 ....................................        599         (278)          38           359
                                       --------     --------     --------      --------
Income before taxes.................     25,325       10,289        2,712        38,326
Provision for income taxes..........      9,380        2,831        3,364 (f)    15,575
                                       --------     --------     --------      --------
Net income..........................   $ 15,945     $  7,458     $   (652)     $ 22,751
                                       ========     ========     ========      ========

Pro forma net income per share:
  Basic.............................   $   1.08                                $   1.35
  Diluted...........................   $   1.07                                $   1.34

Pro forma weighted average shares
  outstanding:
  Basic.............................     14,774                     2,052 (i)    16,826
  Diluted...........................     14,922                     2,093 (j)    17,015


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of 17 Acquired Companies of $16,368,000 in cash, 288,000 shares of Common Stock and $6,164,000 in convertible debt resulting in an increase in Goodwill of $22,919,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all acquired outstanding debt.

     (c) Reflects borrowings on line-of-credit.

                                                                        Twelve Months    Nine Months
                                                                            Ended           Ended
                                                                        December 31,    September 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (in thousands)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(d) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE:
     (i)  Elimination of historical owners' compensation..............    $(11,256)       $ (4,648)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       6,926           2,862
   (iii)  Adjust rent expense per new leases..........................          73              89
    (iv)  Corporate office overhead expenses..........................       1,778             638
     (v)  Goodwill amortization.......................................       2,563             830
    (vi)  Elimination of general and administrative expenses..........      (2,758)         (1,751)
                                                                          --------        --------
                                                                          $ (2,674)       $ (1,980)
                                                                          ========        ========

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                                                                        Twelve Months    Nine Months
                                                                            Ended           Ended
                                                                        December 31,    September 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (in thousands)
(e) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................    $    946        $    243
     (ii) Additional interest on debt incurred with transaction.......        (908)           (681)
                                                                          --------        --------
                                                                          $     38        $   (438)
                                                                          ========        ========
(f) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 40% as certain Acquired
          Companies previously taxed as Subchapter S corporations.....    $  1,285       $     504
    (ii)  Additional income taxes on adjustments (c) and (d)..........       1,055             967
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................       1,024             333
                                                                          --------        --------
                                                                          $  3,364        $  1,804
                                                                          ========        ========
(g) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 695,000 shares issued to the owners of the Acquired
              Companies.
(h) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 695,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 2,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,052,000 shares issued to the owners of the Acquired
          Companies.
(j) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,052,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 41,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer and
                                              Secretary



Date: January 28, 1999

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
